For Period ended 11/30/2014                        Series 14,15,20
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$0.000

73A
Per Share Distributions
$0.0000

74U
Shares Outstanding
276

74V
NAV
$17.41

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$00.0000

73A
Per Share Distributions
$0.0000

74U
Shares Outstanding
243

74V
NAV
$30.04


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
0.0000

73A
Per Share Distributions
0.0000

74U
Shares Outstanding
1,277

74V
NAV
11.81